CSXT TRADE RECEIVABLES MASTER TRUST
                       Monthly Distribution Date Statement
                                  Series 1998-1

Due Period:  June 1999

I.   Original Deal Parameters
     ------------------------
(a)  Pool Balance                                                    705,106,000
(b)  Initial Invested Amount                                         300,000,000
(c)  Original Investor Allocation Percentage                              71.90%
(d)  Certificate Rate                                                      6.00%
(e)  Servicing Fee per Annum                                               0.25%
(f)  Original Required Subordinated Amount                            49,676,362

II.  Allocation Percentages
     ----------------------
(a)  Series Allocation Percentage                                        100.00%
(b)  Investor Allocation Percentage                                       64.82%
(c)  Investor Ownership Percentage                                        40.88%

III. Receivables in the Trust
     ------------------------
(a)  Pool Balance at end of month                                    733,870,000
(b)  Interline Payables                                              148,889,000
(c)  Receivables 91+ days past invoice                                28,560,000
(d)  Ineligible Receivables                                                    0
(e)  Overconcentrated Amount                                           3,935,000
(f)  Net Receivables Pool Balance [(a) - (b) - (c) - (d) - (e)]      552,486,000
(g)  Unallocated Collections                                                   0
(h)  Net Series Pool Balance [(f) * II.(a)]                          552,486,000
(i)  Series Allocation Percentage
     * Unallocated Collections [(g) * II.(a)]                                  0
(j)  Required Net Series Pool Balance [VI.(f) below]                 358,134,149

IV.  Monthly Activity
     ----------------
(a)  Pool Balance at beginning of month                              604,853,000
(b)  Total pool collections                                          580,038,000
(c)  Total new invoices sold to Trust                                717,631,000
(d)  Dilutions                                                         8,455,000
(e)  Charged-Off Receivables                                             121,000
(f)  Reassigned Receivables                                                    0
(g)  Ending Pool Balance [(a) -(b) + (c) - (d) - (e) - (f)]          733,870,000
(h)  Miscellaneous Payments                                                    0

                       CSXT TRADE RECEIVABLES MASTER TRUST
                       Monthly Distribution Date Statement
                                  Series 1998-1

Due Period:  June 1999

V.   Receivables Performance
     -----------------------
(a)  Monthly Payment Rate [IV.(b) / III.(f)]                             104.99%
(b)  Average Days Sales Outstanding [28 or 35 days / (a)]                   33.3
(c)  Delinquency Data
         0 - 30 Days from Invoice                                   646,498,000
         31 - 60 Days from Invoice                                   48,200,000
         61 - 90 Days from Invoice                                   10,612,000
         91 - 120 Days from Invoice                                   4,623,000
         121 - 150 Days from Invoice                                  3,558,000
         151 - 180 Days from Invoice                                  2,626,000
         181 - 210 Days from Invoice                                  2,117,000
         211 - 240 Days from Invoice                                  1,828,000
         241 + Days from Invoice                                     13,808,000
                                                              ------------------
         TOTAL                                                      733,870,000

VI.  Reserves
     --------
(a)  Subordination Percentage [IX.(k) below]                              13.98%
(b)  Invested Amount                                                 300,000,000
(c)  Available Subordinated Amount
     [((a) / (1 - (a))) * ((b) + (d) + (e))+III (e)]                  53,452,166
(d)  Yield Reserve                                                     4,500,000
(e)  Fee Reserve [2 * V.(b) / 365 * VII.(j) * 12 ]                       181,982
(f)  Required Net Series Pool Balance                                358,134,149

VII. Collections
     -----------
(a)  Total Pool Collections [IV.(b) above]                           580,038,000
(b)  Miscellaneous Payments [IV.(h) above]                                     0
(c)  Series Excess Collections                                                 0
(d)  Series Allocable Collections [(a) * II.(a)]                     580,038,000
(e)  Investor Collections [(d) * II.(b)]                             375,993,990
(f)  Investor Miscellaneous Payments [(b) * II.(a) * II.(b)]                   0
(g)  Available Investor Collections [(c) + (e) + (f)]                375,993,990
(h)  Monthly Interest                                                  1,500,000
(i)  Interest Shortfall                                                        0
(j)  Monthly Servicing Fee
     [I.(e) / 12 * IV.(g) * VI.(b) / (III.(f) * II.(a))]                  83,019
(k)  Monthly Principal [0 if Revolving Period, otherwise VIII.(b) below]       0

VIII.Monthly Investor Principal
     --------------------------
(a)  Monthly Principal [VII.(g) - VII.(h) - VII.(i) - VII.(j)]       374,410,970
(b)  Available Principal Collections (a)                             374,410,970
(c)  Controlled Deposit Amount                                                 0
(d)  Monthly Investor Principal [lesser of (b) and (c)]                        0
(e)  Deficit Controlled Accumulation Amount [(c) - (d), if positive]           0

                       CSXT TRADE RECEIVABLES MASTER TRUST
                       Monthly Distribution Date Statement
                                  Series 1998-1

Due Period:  June 1999

IX.  Subordination Percentage
     ------------------------
(a)  Subordination Percentage Floor                                       13.00%
(b)  Average Dilution Ratio (last 12 months)                               1.75%
(c)  Highest Dilution Ratio (last 12 months)                               2.13%
(d)  Dilution Horizon Ratio (assuming 1 month horizon)                    84.54%
(e)  Dilution Percentage [(d) *
     {2.5 * (b) + ((c) - (b)) * ((c) / (b))}]                              4.09%
(f)  Highest 3-month Average Delinquency Ratio (last 12 months)            0.67%
(g)  Default Horizon Ratio                                               361.55%
(h)  Loss Percentage [2.5 * (f) * (g)]                                     6.06%
(i)  Dilution Percentage + Loss Percentage                                10.15%
(j)  12.5% + (b) * (d)                                                    13.98%
(k)  Subordination Percentage [greatest of (a), (i) and (j)]              13.98%

X.   Investor Charge-Offs
     --------------------
(a)  Investor Allocable Charged-Off Amount [IV.(e) * II.(c)]              49,464
(b)  Investor Recoveries                                                       0
(c)  Loss Reserve                                                     53,452,166
(d)  Investor Charge-off [(a) - (b) - (c), if positive]                        0
(e)  Cumulative Investor Charge-offs [including (d) above]                     0

XI.  Invested Amount
     ---------------
(a)  Beginning Invested Amount                                       300,000,000
(b)  Cumulative Investor Charge-offs [X.(e) above]                             0
(c)  Amount on deposit in Principal Funding Account                            0
(d)  Distributions of Principal                                                0
(e)  Ending Invested Amount                                          300,000,000

XII. Amortization Events
     -------------------
(a)  Breach of material  covenant or agreement  uncured for 30 days           No
(b)  Breach of  Representation  or Warranty  not  corrected  for 30 days      No
(c)  Bankruptcy, insolvency  or  receivership  of  Seller  or  CSXT           No
(d)  Trust  is  deemed  an "Investment Company"                               No
(e)  CSXT fails to convey Receivables to Seller, Servicer fails to
      make deposit to Retained Collection Account                             No
(f)  Required Net Series Pool Balance Exceeds Net Series Pool Balance         No
(g)  Any Series 1998-1 Servicer Default                                       No
(h)  Termination Notice delivered to Servicer                                 No
(i)  Invested Amount not paid in full on Expected Final Payment Date          No
(j)  Average Monthly Payment Rate for last 3 months is less than 25%          No

                       CSXT TRADE RECEIVABLES MASTER TRUST
                       -----------------------------------

                 Certificateholders' Distribution Date Statement
                                  Series 1998-1
                       CSX Transportation, Inc. (Servicer)

        Pursuant to Section 5.02(a) of the Series 1998-1 Supplement dated as of June 17, 1998, as to Pooling and Servicing Agreement dated as of October 27, 1993, as amended and restated (the "Pooling and Servicing Agreement"), by and between CSX Trade Receivables Corporation, as Seller (the "Seller"), CSX Transportation, Inc., as Servicer (the "Servicer" or "CSXT") and The Chase Manhattan Bank (formerly known as Chemical Bank), Trustee (the "Trustee"), the Servicer is required to prepare and report certain information each month regarding distributions to Certificateholders and the performance of the CSXT Trade Receivables Master Trust (the "Trust") during the preceding Due Period. Certain of the information is presented on the basis of an original principal amount of $1,000 per Investor Certificate. Certain other information is presented on an aggregate basis. Capitalized terms used but not otherwise defined herein have their respective meanings as set forth in the Pooling and Servicing Agreement.


Distribution Date:  July 26, 1999

Collection Period:  June 1999

POOL COLLECTIONS
----------------

Total Pool Collections                                            580,038,000.00

Total Collections Available                                       580,038,000.00


ALLOCATION PERCENTAGES
----------------------

Series 1998-1 Allocation Percentage                                      100.00%

Investor Ownership Percentage                                             40.88%

DISTRIBUTION TO CERTIFICATEHOLDERS
----------------------------------

Total amount distributed allocable to Interest                      1,500,000.00

Total amount distributed allocable to Interest                              5.00
   (per $1,000 of Certificates)

Total amount distributed to allocable to Principal                          0.00

Total amount distributed allocable to Principal                             0.00
   (per $1,000 of Certificates)

SERIES 1998-1 INVESTED AMOUNTS
------------------------------

Unallocated Collections                                                     0.00

Amounts on deposit in the Principal Funding                                 0.00

Ending Invested Amounts                                           300,000,000.00


INVESTOR  INTEREST SHORTFALL AMOUNT
-----------------------------------

Total Investor Deficiency Amount                                            0.00


INVESTOR CHARGE-OFF AND REIMBURSEMENT ACTIVITY
----------------------------------------------

Beginning Investor Charge-Offs                                              0.00
Beginning Investor Charge-Offs per $1,000                                   0.00

Additional Investor Charge-Offs                                             0.00
Additional Investor Charge-Offs per $1,000                                  0.00

Reimbursements:
Reinstatement of Investor Certificates                                      0.00
Reinstatement of Investor Certificates per $1,000                           0.00

Ending Investor Charge-Offs                                                 0.00
Ending Investor Charge-Offs per $1,000                                      0.00

POOL BALANCES
-------------

Outstanding Receivables Balance                                   733,870,000.00

Ending Net Receivables Pool Balance                               552,486,000.00

Ending Net Series Pool Balance                                    552,486,000.00



Note: Effective June 1, 1999, CSX Transportation, Inc. ("CSXT") formally began integrated operations over a new rail network comprised of its existing 18,300 route miles of track and 4,400 additional route miles of track owned by Conrail Inc. ("Conrail"). This step implemented the operating plan envisioned by CSX Corporation ("CSX") and Norfolk Southern Corporation ("Norfolk Southern") when they completed the joint acquisition of Conrail in May 1997 and later received regulatory approval permitting them to exercise joint control over Conrail in August 1998. Upon integration, CSXT assumed significant business formally served by Conrail. As a result, total new invoices sold to the CSXT Trade Receivables Master Trust (the "Trust") and the Pool Balance at period-end increased significantly during the June 1999 Due Period. In subsequent Due Periods, it is expected that balances and activity for receivables sold to the Trust will reflect higher levels than for Due Periods prior to the integration of the Conrail lines.